Infinity Property and Casualty Corporation Reports Strong Results for the Third Quarter of 2017

Birmingham, Alabama – November 6, 2017 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and nine months ended September 30, 2017:

	Three months ended September 30,				Nine months ended September 30,
(in millions, except per share amounts and ratios)	2017	2016	Change		2017	2016	Change

Gross written premium (1)	$362.2	$359.4	0.8%		$1,056.7	$1,072.3	(1.5%)
Revenues	$380.7	$378.1	0.7%		$1,135.4	$1,123.4	1.1%

Net earnings	$15.0	$2.8	444.0%		$30.7	$21.5	42.8%
Net earnings per diluted share	$1.35	$0.25	440.0%		$2.76	$1.93	43.0%

Operating earnings (1)	$15.3	$1.9	694.7%		$29.4	$20.7	42.3%
Operating earnings per diluted share (1)	$1.38	$0.17	711.8%		$2.65	$1.86	42.5%

Underwriting income (loss) (1)	$18.5	$(0.8)	NM		$31.9	$20.4	56.3%
Calendar year combined ratio (2)	94.6%	100.2%	(5.6	) pts	96.9%	98.0%	(1.1	) pts

Return on equity (3)	8.4%	1.6%	6.8	pts	5.8%	4.1%	1.7	pts
Operating earnings return on equity (1) (3)	8.5%	1.1%	7.4	pts	5.5%	4.0%	1.5	pts

Book value per share					$65.52	$63.56	3.1%
Debt to total capital					27.7%	28.1%	(0.4	) pt
Debt to tangible capital (1)					29.9%	30.5%	(0.6	) pt

Notes:
(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.
(2)
Premium returned to California policyholders resulted in premium adjustments to written and earned premium of $22.1 million and $16.2 million, respectively, for the nine months ended September 30, 2017. Refer to Note 9 - Commitments and Contingencies of the Form 10-Q for the quarter ended September 30, 2017 for a discussion of the premium adjustments.

(3)	Annualized

Columns throughout may not foot due to rounding.
NM = Not Meaningful

Net earnings per diluted share increased 440.0% and 43.0%, respectively, during the third quarter and first nine months of 2017 compared with the same periods of 2016 primarily due to a decrease in the accident year combined ratio from 99.8% at September 30, 2016 to 98.6% at September 30, 2017. Excluding the premium adjustments made during the first six months of 2017, the calendar year combined ratio was 95.3% for the first nine months of 2017 compared with 98.0% for the same period last year. Net losses from catastrophes were $15.1 million for the three months ended September 30, 2017, compared with net loss recoveries from catastrophes for the the three months ended September 30, 2016, of $0.3 million.
Gross written premiums grew 0.8% and were down 1.5%, respectively, during the third quarter and first nine months of 2017 compared with the same period of 2016. Excluding the premium adjustments, gross written premiums increased 0.6% during the first nine months of 2017 driven by growth in Texas, Arizona and Commercial Auto, partially offset by reductions in new business in Florida and California. Growth during the first nine months in Texas and Arizona was primarily due to new business growth and higher average premium in both states as well as renewal premium growth in Texas.
The gross written premium growth during the third quarter and first nine months of 2017 in our Commercial Auto product was primarily due to new and renewal business growth and higher average premium.
Glen Godwin, CEO of Infinity, commented, "I am pleased with our progress in the third quarter.  Our GAAP accident year combined ratio has improved as a result of increasing profitability in California and Florida and we continue to see solid combined ratios, excluding catastrophes, in Texas and Commercial Auto. With solid combined ratios in nearly all of our focus states, we are well positioned to grow in 2018."

2017 Guidance
The Company's guidance assumes an accident year combined ratio, excluding premium adjustments, between 96.0% and 98.0%.

Forward-Looking Statements
This press release contains certain “forward-looking statements” which anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this report not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.
The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our focus states. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.
Conference Call
Infinity will conduct a conference call and webcast to discuss third quarter 2017 results at 9:00 a.m. (ET) on November 7, 2017. The webcast can be accessed on the Company's Investor Relations website at http://ir.infinityauto.com. The conference call will be available by dialing 1-877-508-9611. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenues:
Earned premium	$345.0	$342.2	$1,025.5	$1,019.1
Installment and other fee income	26.0	26.3	79.4	77.2
Net investment income	9.8	8.1	27.5	25.1
Net realized (losses) gains on investments (1)	(0.4)	1.3	2.0	1.3
Other income	0.4	0.2	1.0	0.7
Total revenues	380.7	378.1	1,135.4	1,123.4

Costs and Expenses:
Losses and loss adjustment expenses (2)	263.2	280.9	807.5	809.7
Commissions and other underwriting expenses	89.3	88.4	265.5	266.2
Interest expense	3.5	3.5	10.5	10.5
Corporate general and administrative expenses	2.2	1.8	6.9	5.5
Other expenses	0.8	0.4	1.7	1.5
Total costs and expenses	359.0	374.9	1,092.1	1,093.4

Earnings before income taxes	21.7	3.2	43.3	30.0
Provision for income taxes	6.7	0.4	12.6	8.5
Net Earnings	$15.0	$2.8	$30.7	$21.5

Net Earnings per Common Share:
Basic	$1.36	$0.25	$2.79	$1.95
Diluted	$1.35	$0.25	$2.76	$1.93

Average Number of Common Shares:
Basic	11.0	11.0	11.0	11.0
Diluted	11.1	11.1	11.1	11.1

Cash Dividends per Common Share	$0.58	$0.52	$1.74	$1.56

Notes:
(1)	Net realized (losses) gains on sales	($0.4)	$1.3	$2.0	$1.6
	Total other-than-temporary impairment (OTTI) losses	(0.1)	—	(0.1)	(0.3)
	Non-credit portion in other comprehensive income	0.0	—	0.1	—
	Net impairment losses recognized in earnings	(0.0)	—	(0.0)	(0.3)
	Total net realized (losses) gains on investments	($0.4)	$1.3	$2.0	$1.3

(2)
Losses and loss adjustment expenses for the three and nine months ended September 30, 2017, include $4.1 million and $17.2 million of favorable development on prior accident year loss and loss adjustment expense reserves, respectively, compared with $0.6 million and $18.6 million of favorable development for the three and nine months ended September 30, 2016, respectively.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	September 30,	June 30,	December 31,
	2017	2017	2016
	(unaudited)	(unaudited)	(audited)
Assets
Investments:
Fixed maturities, at fair value	$1,448.7	$1,439.0	$1,390.2
Equity securities, at fair value	100.0	95.5	90.6
Short-term investments, at fair value	2.6	0.4	2.9
Total investments	1,551.3	1,535.0	1,483.7
Cash and cash equivalents	102.4	87.6	92.8
Accrued investment income	12.4	13.5	12.5
Agents’ balances and premium receivable	509.2	498.1	495.2
Property and equipment (net of depreciation)	84.5	87.5	96.2
Prepaid reinsurance premium	3.0	3.2	3.4
Recoverable from reinsurers	36.4	17.9	17.3
Deferred policy acquisition costs	91.4	90.4	91.1
Current and deferred income taxes	20.1	22.5	21.6
Receivable for securities sold	2.0	—	0.8
Other assets	20.0	20.5	12.8
Goodwill	75.3	75.3	75.3
Total assets	$2,507.9	$2,451.4	$2,402.6

Liabilities and Shareholders’ Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$729.3	$701.1	$685.5
Unearned premium	637.5	623.5	614.3
Long-term debt	273.8	273.7	273.6
Commissions payable	15.0	13.8	16.2
Payable for securities purchased	10.2	14.5	13.9
Other liabilities	123.5	112.6	99.9
Total liabilities	1,789.3	1,739.3	1,703.4

Shareholders’ Equity:
Common stock	21.9	21.9	21.8
Additional paid-in capital	381.9	381.5	378.7
Retained earnings (1)	789.2	780.6	777.7
Accumulated other comprehensive income, net of tax	23.5	19.2	7.9
Treasury stock, at cost (2)	(497.9)	(490.9)	(487.0)
Total shareholders’ equity	718.6	712.1	699.2
Total liabilities and shareholders’ equity	$2,507.9	$2,451.4	$2,402.6

Shares outstanding	11.0	11.0	11.0
Book value per share	$65.52	$64.48	$63.31

Notes:
(1)
The change in retained earnings from June 30, 2017 is primarily as a result of net income of $15.0 million less shareholder dividends of $6.4 million. The change in retained earnings from December 31, 2016 is primarily as a result of net income of $30.7 million less shareholder dividends of $19.2 million.

(2)
Infinity repurchased 58,449 common shares during the third quarter of 2017 at an average price paid per share, excluding commissions, of $91.00. Infinity repurchased 84,606 common shares during the first nine months of 2017 at an average price paid per share, excluding commissions, of $91.58.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended September 30,
	2017	2016
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$15.0	$2.8
Adjustments:
Depreciation	4.0	3.9
Amortization	5.4	5.6
Net realized losses (gains) on investments	0.4	(1.3)
Loss on disposal of property and equipment	0.0	0.1
Share-based compensation expense	0.4	1.1
Activity related to rabbi trust	0.1	0.0
Change in accrued investment income	1.1	0.5
Change in agents’ balances and premium receivable	(11.2)	(15.4)
Change in reinsurance receivables	(18.3)	0.5
Change in deferred policy acquisition costs	(1.0)	(1.6)
Change in other assets	0.3	(2.4)
Change in unpaid losses and loss adjustment expenses	28.2	10.3
Change in unearned premium	14.0	14.9
Change in other liabilities	12.1	(3.2)
Net cash provided by operating activities	50.5	15.9
Investing Activities:
Purchases of fixed maturities	(136.8)	(117.6)
Purchases of short-term investments	(2.6)	(3.1)
Purchases of property and equipment	(1.0)	(0.3)
Maturities and redemptions of fixed maturities	73.4	39.7
Maturities and redemptions of short-term investments	0.4	1.3
Proceeds from sale of fixed maturities	44.2	62.4
Proceeds from sale of equity securities	—	2.0
Proceeds from sale of short-term investments	—	3.6
Proceeds from sale of property and equipment	0.0	—
Net cash used in investing activities	(22.4)	(12.0)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Principal payments under capital lease obligations	(0.1)	(0.1)
Acquisition of treasury stock	(6.9)	(0.5)
Dividends paid to shareholders	(6.4)	(5.8)
Net cash used in financing activities	(13.3)	(6.4)
Net increase (decrease) in cash and cash equivalents	14.7	(2.4)
Cash and cash equivalents at beginning of period	87.6	76.0
Cash and cash equivalents at end of period	$102.4	$73.6

	Nine months ended September 30,
	2017	2016
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$30.7	$21.5
Adjustments:
Depreciation	12.3	10.5
Amortization	16.5	16.5
Net realized gains on investments	(2.0)	(1.3)
(Gain) loss on disposal of property and equipment	(0.0)	0.5
Share-based compensation expense	3.0	1.4
Excess tax benefits from share-based payment arrangements	—	0.2
Activity related to rabbi trust	0.2	0.1
Change in accrued investment income	0.1	1.0
Change in agents’ balances and premium receivable	(14.1)	(40.4)
Change in reinsurance receivables	(18.7)	(1.6)
Change in deferred policy acquisition costs	(0.3)	(4.3)
Change in other assets	(12.9)	0.9
Change in unpaid losses and loss adjustment expenses	43.8	6.6
Change in unearned premium	23.2	43.7
Change in other liabilities	22.4	(6.9)
Net cash provided by operating activities	104.2	48.3
Investing Activities:
Purchases of fixed maturities	(412.7)	(379.1)
Purchases of equity securities	(1.9)	—
Purchases of short-term investments	(3.0)	(8.2)
Purchases of property and equipment	(2.6)	(15.6)
Maturities and redemptions of fixed maturities	181.8	115.8
Maturities and redemptions of short-term investments	0.9	1.3
Proceeds from sale of fixed maturities	163.4	265.5
Proceeds from sale of equity securities	7.0	2.0
Proceeds from sale of short-term investments	2.4	9.3
Proceeds from sale of property and equipment	0.0	0.0
Net cash used in investing activities	(64.6)	(9.1)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.2	0.2
Principal payments under capital lease obligations	(0.4)	(0.4)
Acquisition of treasury stock	(10.6)	(10.7)
Dividends paid to shareholders	(19.2)	(17.2)
Net cash used in financing activities	(30.0)	(28.1)
Net increase in cash and cash equivalents	9.6	11.1
Cash and cash equivalents at beginning of period	92.8	62.5
Cash and cash equivalents at end of period	$102.4	$73.6

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings is defined as net earnings, before realized gains and losses on investments, after tax. Management uses operating earnings as a measure to evaluate the insurance business. The Company believes that operating earnings provides investors a valuable measure of the performance without being obscured by the net effect of realized capital gains and losses, which can be volatile on a quarterly basis. Net earnings is the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid and is calculated by deducting losses and loss adjustment expenses and commissions and other underwriting expenses from earned premium. Management uses underwriting income to measure the success of its pricing and underwriting strategies. It is useful for investors to evaluate the components of our profitability separately from investments. Net earnings is the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
(in millions, except EPS)

Net earnings	$15.0	$2.8	$30.7	$21.5

Less:
Realized (losses) gains on investments, pre-tax	(0.4)	1.3	2.0	1.3
Provision for income taxes	0.2	(0.4)	(0.7)	(0.4)
Realized (losses) gains on investments, net of tax	(0.3)	0.8	1.3	0.8

Operating earnings, after-tax	15.3	1.9	29.4	20.7
Less: Provision for income taxes	(6.9)	0.0	(12.0)	(8.1)
Pre-tax operating earnings	22.1	1.9	41.4	28.8

Less:
Net investment income	9.8	8.1	27.5	25.1
Other income	0.4	0.2	1.0	0.7
Interest expense	(3.5)	(3.5)	(10.5)	(10.5)
Corporate general and administrative expenses	(2.2)	(1.8)	(6.9)	(5.5)
Other expenses	(0.8)	(0.4)	(1.7)	(1.5)
Underwriting income (loss)	18.5	(0.8)	31.9	20.4

Net earnings per diluted share	$1.35	$0.25	$2.76	$1.93
Less: Realized (losses) gains on investments, net of tax	(0.03)	0.08	0.11	0.07
Operating earnings per diluted share	$1.38	$0.17	$2.65	$1.86

Gross written premium is the amount of premium charged for policies issued during a fiscal period (including assumed premium). Management uses gross written premium as a measure of production levels. Earned premium is the most comparable GAAP measure.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2017	2016	2017	2016

Earned premium	$345.0	$342.2	$1,025.5	$1,019.1
Less: Change in unearned premium	(14.0)	(14.9)	(25.4)	(46.7)
Net written premium	359.0	357.1	1,050.9	1,065.8
Less: Ceded reinsurance	(3.2)	(2.3)	(5.8)	(6.5)
Gross written premium	$362.2	$359.4	$1,056.7	$1,072.3
Tangible capital is defined as total capital (face value of long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by management, debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	September 30, 2017	September 30, 2016

Total capital	$993.6	$977.8
Less: Goodwill	75.3	75.3
Tangible capital	$918.3	$902.5

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”

About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 10,800 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
2201 4th Avenue North
Birmingham, AL 35203
Contact: Jamie Whatley
Director, Corporate Accounting
(205) 803-8346
james.whatley@ipacc.com